UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On February 22, 2006, TD AMERITRADE Holding Corporation (“TD AMERITRADE”) entered into Amendment No. 1 to the Stockholders Agreement, dated as of June 22, 2005, among TD AMERITRADE, The Toronto-Dominion Bank (“TD”) and certain other stockholders of TD AMERITRADE (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, among other things, TD (or its permitted designee) agreed to commence (or caused to be commenced) a cash tender offer (the “Tender Offer”) at a price not less than $16.00 per share of common stock of TD AMERITRADE promptly following the closing of the acquisition by TD AMERITRADE of the United States retail brokerage business of TD Waterhouse Group, Inc. (the “Acquisition”).
Pursuant to Amendment No. 1 to the Stockholders Agreement, in lieu of the Tender Offer, TD has agreed to acquire 15 million shares of common stock of TD AMERITRADE over a period of 6 months by means of open market purchases in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To complete these purchases, TD has indicated that it intends to adopt one or more stock purchase plans designed to comply with Rule 10b5-1 of the Exchange Act and TD AMERITRADE’s policies regarding stock transactions. TD’s open market purchases may include block trades, but TD will purchase at least 7.5 million shares pursuant to the regular daily volume limitation under Rule 10b-18 of 25 percent of TD AMERITRADE’s average daily trading volume (measured in accordance with Rule 10b-18), as opposed to the once-a-week “block purchase” exception permitted by Rule 10b-18.
As purchases by TD (and/or its wholly-owned subsidiaries) are executed in the future, they will be reported by TD in accordance with federal securities laws.
In the Acquisition, TD received 196,300,000 shares of common stock of TD AMERITRADE, which represent approximately 32.5 percent of TD AMERITRADE’s outstanding voting securities. As previously reported and described in TD AMERITRADE’s definitive proxy statement filed on January 30, 2006, in connection with the Acquisition, TD and TD AMERITRADE became party to a series of agreements.
The form of Amendment No. 1 to the Stockholders Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On February 23, 2006, TD AMERITRADE provided an updated notice to its directors and executive officers that, as a result of Amendment No. 1 of the Stockholders Agreement, the blackout period with respect to the Ameritrade Holding Corporation Associates 401(k) Plan (the “401(k) Plan”) that would have been in effect in the event 50 percent or more of the participants in the 401(k) Plan who hold shares of TD AMERITRADE common stock in their 401(k) Plan accounts had accepted the Tender Offer will not be imposed.
A copy of the notice is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Form of Amendment No. 1 to the Stockholders Agreement among TD AMERITRADE, TD and certain other stockholders of TD AMERITRADE, dated February 22, 2006

99.1	Updated Notice to Directors and Executive Officers Regarding Plan Blackout Period

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: February 23, 2006	By:	/s/ John R. MacDonald
		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment No. 1 to the Stockholders Agreement among TD AMERITRADE, TD and certain other stockholders of TD AMERITRADE, dated February 22, 2006
99.1	Updated Notice to Directors and Executive Officers Regarding Plan Blackout Period